UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): May 25, 2006
KUHLMAN COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-50187	86-0883289

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Third Street, Suite B-1
Minneapolis, Minnesota 55401

(Address of principal executive offices)(Zip Code)

(612) 338-5752

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     At the 2006 annual meeting of the stockholders of Kuhlman Company, Inc. (the “Company”), held on May 25, 2006, the shareholders approved an increase in the number of shares reserved for issuance under the Company’s 2005 Stock Option Plan. As a result, there are now 3,500,000 shares of common stock reserved for issuance under that plan.
Item 8.01. Other Events.
     On May 26, 2006, the Company issued a press release relating to the 2006 annual meeting, a copy of which is being furnished with this current report as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     99.1 Press release (dated May 26, 2006).
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUHLMAN COMPANY, INC.
Date: June 1, 2006	By:	/s/ Scott Kuhlman
Scott Kuhlman, President

EXHIBIT INDEX
     99.1 Press release (dated May 26, 2006).